THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATE TO THE OBLIGATION OF THE COMPANY TO PAY THE SENIOR DEBT (AS DEFINED IN SECTION 13 HEREIN BELOW) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, SECTION 13 BELOW.

This Note and the Buyer Common Stock issuable upon conversion hereof (until such time, if any, as such Buyer Common Stock is registered with the Securities and Exchange Commission pursuant to an effective registration statement) have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws, and may not be sold, offered for sale of otherwise transferred unless registered or qualified under the Act and applicable state securities laws or unless the Company receives an opinion, in form and from counsel reasonably acceptable to the Company, that registration, qualification or other such actions are not required under any such laws.

SUBORDINATED INDEMNITY NOTE

$1,200,000	Maturity Date:

Issue Date: June [___], 2010	September [__], 2015

     FOR VALUE RECEIVED, Unify Corporation, a Delaware corporation (the “Company”) hereby promises to pay to the order of _______________ or its successors, assigns and legal representatives (the “Holder”), at ___________________________, or at such other location as the Holder may designate from time to time, the aggregate principal sum of $1,200,000 (One Million Two Hundred Thousand Dollars), in lawful money of the United States of America, together with interest thereon at an annual interest rate of (x) three percent (3%) from the Effective Time through the eighteen (18) month anniversary date of the Effective Time and (y) thereafter, eight percent (8%); provided that upon the occurrence of and during the continuance of an Event of Default the annual interest rate shall increase to thirteen percent (13%).

     1. Company Notes. This Subordinated Indemnity Note (the “Note”) is one of a series of Notes of like tenor in the aggregate principal amount of $1,200,000 issued by the Company pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated June ___, 2010 (the “Issue Date”), by and among the Company, Unify Acquisition Corp., a wholly owned subsidiary of the Company and Strategic Office Solutions, Inc., a California corporation. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Merger Agreement unless otherwise defined herein.

     2. Calculation of Interest. Interest hereunder shall be calculated on the basis of a 365-day year for the actual number of days elapsed. Interest shall be calculated on a simple interest basis and shall accrue daily.

     3. Payments. Interest shall accrue but not be paid until Section 13 terminates in accordance with Section 13(n). Accrued but unpaid interest shall be paid on the first Business Day of the fiscal quarter of the Company commencing after the termination of Section 13 and shall thereafter be paid quarterly, in arrears. Subject to Section 13, the principal amount, and any accrued but unpaid interest, shall be due and payable on the earlier of (x) September __, 2015 and (y) the date ninety (90) days after the Senior Debt has been fully and finally paid and all lending and other credit commitments under the Loan Agreement and the other Loan Documents have terminated (the “Maturity Date”).

     4. Prepayment. Any prepayments hereunder shall be applied first, to the payment of any expenses then owed to the Holder, second, to accrued interest on this Note and third, to the payment of the principal amount outstanding under this Note. The Company shall have no right to make any prepayment of all or any portion of this Note unless the Company makes a simultaneous prepayment of the other Notes pari passu. The Note may be prepaid at any time without penalty, provided that the Company will give the Holder not less than fifteen (15) days advance written notice of prepayment.

     5. Conversion.

          (a) Optional Conversion. Subject to the provisions hereof, at any time following the twenty-first (21st) day after the Company has sent to its stockholders an information statement under Regulation 14C of the Securities Exchange Act of 1934 with respect to the action by written consent of holders of a majority of the outstanding Buyer Common Stock to authorize the issuance of Buyer Common Stock issuable upon conversion of this Note, and so long as (i) the Buyer Common Stock is authorized for listing or quotation on a national securities exchange, Nasdaq or the Over-the-Counter Bulletin Board or the “pink sheets,” and (ii) all or a portion of the principal amount of this Note remains outstanding, either the Holder or the Company may at its election convert this Note into the number of fully paid and non-assessable shares (the “Conversion Shares”) of Buyer Common Stock equal to the aggregate outstanding principal amount due under this Note (plus accrued interest) divided by the Conversion Price (as defined below), by notice of conversion and surrender (or, in the case of a Company-elected conversion, request for surrender) of this Note at the principal office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day. The “Conversion Price” shall, subject to adjustment as provided in Section 6 below, mean (x) $3.50 (the “Initial Conversion Price”) if either the Company or the Holder elects to convert this Note prior to the first anniversary of the date of issuance and (y) if either the Company or the Holder elects to convert this Note after the first anniversary of the date of issuance, the lesser of (A) the Initial Conversion Price (as it may be adjusted in accordance with Section 6) and (B) the volume weighted average trading price per share of Buyer Common Stock for the twenty (20) trading days ending on the second trading date prior to the date of the notice of conversion.

          (b) Stock Certificates. On the date on which the Holder shall have satisfied in full the Holder’s obligations set forth herein regarding a conversion of this Note, the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable securities laws) shall be treated for all purposes as the holder of record of such Conversion Shares as of the close of business on such date. In the event of such conversion of this Note, certificates for the whole number of shares of Buyer Common Stock constituting the Conversion Shares shall be delivered to the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable securities laws) as promptly as is reasonably practicable (but not later than five (5) days) after such conversion at the Company’s expense.

          (c) Reservation of Shares; Stock Fully Paid; Listing. The Company shall keep reserved a sufficient number of shares of the authorized and unissued shares of Buyer Common Stock to provide for the conversion of this Note in compliance with its terms. All Conversion Shares issued upon conversion of this Note shall be, at the time of delivery of the certificates for such Conversion Shares upon conversion of this Note in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable shares of Buyer Common Stock.

          (d) Restricted Securities. The Conversion Shares hereunder may not, at the time of issuance, have been registered under any federal or state securities laws, and may constitute “restricted securities” within the meaning of federal and state securities laws. By its receipt of Conversion Shares, if the shares are not then the subject of an effective registration statement under the Securities Act, the Holder will be deemed to acknowledge and confirm that it is receiving such shares for its own account for investment, and not with a view to the resale or distribution thereof in violation of any federal or state securities laws.

     6. Adjustments.

     6.1 Adjustment Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined) prior to the issuance of the Conversion Shares, the Initial Conversion Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying such Initial Conversion Price by a fraction, the numerator of which shall be the number of shares of Buyer Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Buyer Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Initial Conversion Price which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     An “Extraordinary Common Stock Event” shall mean (i) the issue of additional shares of Buyer Common Stock as a dividend or other distribution on outstanding shares of Buyer Common Stock, (ii) a subdivision of outstanding shares of Buyer Common Stock into a greater number of shares of Buyer Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Buyer Common Stock into a smaller number of shares of the Buyer Common Stock.

     6.2 Adjustment Upon Certain Dividends. In the event the Company shall make or issue, or shall fix a record date for the determination of holders of Buyer Common Stock entitled to receive, a dividend or other distribution with respect to the Buyer Common Stock payable in (i) securities of the Company other than shares of Buyer Common Stock, or (ii) other assets (excluding cash dividends or distributions), then the Company shall, not less than thirty (30) days before the record date for such event, give the Holder notice of such event.

     6.3 Adjustment Upon Capital Reorganization or Reclassification. If the Buyer Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event provided for in Section 6.1, a dividend or other distribution provided for in Section 6.2, or a merger or other transaction provided for in Section 6.4), then and in each such event, the Holder shall have the right thereafter to receive, upon conversion of this Note, in lieu of the number of shares of Buyer Common Stock which the Holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Buyer Common Stock for which this Note could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

     6.4 Adjustment for Merger or Reorganization, etc.

          (a) In case of any consolidation or merger of the Company with or into another Company or the sale of all or substantially all of the assets of the Company to another Company, then this Note shall thereafter be convertible for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Buyer Common Stock of the Company deliverable upon conversion of this Note would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 6 with respect to the rights and interest thereafter of the Holder of this Note, to the end that the provisions set forth in this Section 6 shall thereafter be applicable, as nearly as reasonably possible, in relation to any shares of stock or other property thereafter deliverable upon the conversion of this Note.

          (b) The provision for such rights with respect to the Subordinated Purchase Notes shall be a condition precedent to the consummation by the Company of any such transaction.

     6.5 Certificate as to Adjustments; Notice by Company. In each case of an adjustment or readjustment of the Initial Conversion Price, the Company at its expense will, within five (5) days of such adjustment or readjustment, furnish the Holder with a certificate prepared by the Treasurer or Chief Financial Officer of the Company, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

     6.6 Further Adjustments. In the event that, as a result of an adjustment made pursuant to this Section 6, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Buyer Common Stock, the number of such other shares so receivable upon conversion of this Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained in this Note.

     7. Transfer Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Conversion Shares issuable upon the conversion of this Note; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Conversion Shares in a name other than that of the registered holder of this Note in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Conversion Shares until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.

     8. Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

          (a) The Company shall fail to pay the principal amount of this Note and accrued interest thereon when due and payable (whether at the Maturity Date, upon acceleration or otherwise);

          (b) The Company shall sell, transfer, lease or otherwise dispose of all or any substantial portion of its assets in one transaction or a series of related transactions, participate in any share exchange, consummate any recapitalization, reclassification, reorganization or other business combination transaction or adopt a plan of liquidation or dissolution or agree to do any of the foregoing;

          (c) An event of default has occurred and is continuing for sixty (60) days or more without being cured with respect to any Senior Debt or the Senior Debt has been accelerated and is due and owing to the Senior Creditor; or

          (d) The Company shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator, or other court-appointed fiduciary of all or a substantial part of its properties; or a custodian, receiver, trustee or liquidator or other court appointed fiduciary shall have been appointed with or without the consent of the Company; or the Company is generally not paying its debts as they become due by means of available assets, or has made a general assignment for the benefit of creditors; or the Company files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding or has taken action for the purpose of effecting any of the foregoing; or if, within thirty (30) days after the commencement of any proceeding against the Company seeking any reorganization, rehabilitation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal bankruptcy code or similar order under future similar legislation, the appointment of any trustee, receiver, custodian, liquidator, or other court-appointed fiduciary of the Company or of all or any substantial part of its properties, such order or appointment shall not have been vacated or stayed on appeal or otherwise or if, within thirty (30) days after the expiration of any such stay, such order or appointment shall not have been vacated (collectively, “Insolvency Events”).

          Upon the occurrence of any Event of Default, the Holder may, at its option, declare all amounts due hereunder to be due and payable immediately and, upon any such declaration, the same shall, subject to Section 13 herein below, become and be immediately due and payable. If an Insolvency Event occurs with respect to the Company, then all amounts due hereunder shall become immediately due and payable without any declaration or other act on the part of the Holder. If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorneys’ fees and disbursements and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder’s rights and remedies hereunder.

     9. Right of Off-Set. Subject to the limitations set forth in Article 8 of the Merger Agreement, the Company may set off Damage claims against the Note. Any Damage claims will be set off pro rata against all other Notes of like tenor.

     10. Waiver of Presentment, Demand and Dishonor. The Company hereby waives presentment for payment, protest, demand, notice of protest, notice of non-payment and diligence with respect to this Note, and waives and renounces all rights to the benefit of any statute of limitations or any moratorium, appraisement, exemption or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Federal Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

     No failure on the part of the Holder hereof to exercise any right or remedy hereunder with respect to the Company, whether before or after the happening of an Event of Default, shall constitute a waiver of any future Event of Default or of any other Event of Default. No failure to accelerate the debt of the Company evidenced hereby by reason of an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter; or shall be deemed to be a novation of this Note or a reinstatement of such debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right the Holder may have, whether by the laws of the state governing this Note, by agreement or otherwise; and the Company hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

     11. Amendment; Waiver. The terms of this Note may not be amended unless all Subordinated Purchase Notes are identically amended. The Holder may waive any of its rights under this Agreement, and no such waiver or consent on any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

     12. Transfers. The Holder shall have the right to transfer this Note or any interest herein in any transaction meeting the requirements of applicable securities laws.

     13. Subordination. Notwithstanding anything contained in this Note to the contrary, until the Payment In Full of the Senior Debt (as each term is defined herein below), the terms of this Note shall at all times be subject to the provisions set forth in this Section 13.

     (a) Definitions. The following terms shall have the following meanings in this Section 13:

     (i) Loan Agreement. The Loan and Security Agreement, dated as of June [__], 2010, by and among, Unify Corporation, as the borrower thereunder, the guarantors party thereto from time to time, and the Senior Creditor, as lender, as such agreement is amended, restated or otherwise modified and in effect from time to time.

     (ii) Loan Documents. The “Loan Documents” under and as defined in the Loan Agreement.

     (iii) Insolvency Proceeding. Has the meaning ascribed thereto in clause (g) hereof.

     (iv) Payment In Full. (A) The indefeasible payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, constituting Senior Debt, (B) Indefeasible payment in full in cash of all other Senior Debt that is outstanding and unpaid or otherwise accrued and owing at or prior to the time the Senior Debt is paid, and (C) termination or expiration of all lending and other credit commitments to lend under the Loan Agreement and the other Loan Documents.

     (v) Senior Creditor. Hercules Technology II, L.P.

     (vi) Senior Debt. All principal, interest, fees, costs, enforcement expenses (including reasonable legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by the Loan Agreement or any of the other Loan Documents or any prior, concurrent, or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating to the Loan Agreement or any of the other Loan Documents in favor of the Senior Creditor. Senior Debt shall expressly include any and all interest accruing or out of pocket costs or expenses (including reasonable legal fees and disbursements) incurred after the date of any filing by or against the Company of any petition under the federal Bankruptcy Code or in connection with any other Insolvency Proceeding regardless of whether the Senior Creditor’s claim therefor is allowed or allowable in the case or proceeding relating thereto.

     (vii) Subordinated Debt. All principal, interest, fees, costs, enforcement expenses (including reasonable legal fees and disbursements), reimbursement and indemnity obligations created or evidenced by this Note or any prior, concurrent or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating to this Note in favor of the Holder and which is unsecured.

     (viii) Subordinated Documents. Collectively, the Note and any and all other documents or instruments evidencing the Subordinated Debt, whether now existing or hereafter created.

     (b) The Subordinated Debt and any and all Subordinated Documents shall be and hereby are subordinated and the payment thereof is deferred until the Payment In Full of the Senior Debt, whether now or hereafter incurred or owed by the Company.

     (c) The Holder hereby acknowledges and agrees that the Subordinated Debt is unsecured and until the Payment In Full of the Senior Debt, the Company shall not, and shall not permit any of its subsidiaries to, grant to the Holder and the Holder shall not take any lien on or security interest in any of the Company’s or any of its subsidiaries’ property, now owned or hereafter acquired or created to secure the Company’s obligations under the Subordinated Debt. In addition, the Holder hereby agrees, upon request of the Senior Creditor at any time and from time to time, to execute such other documents or instruments as may be reasonably requested by the Senior Creditor further to evidence of public record or otherwise the priority of the Senior Debt as contemplated hereby.

     (d) Until the Payment In Full of the Senior Debt, the Holder shall not take or permit any action prejudicial to or inconsistent with the Senior Creditor’s priority position over the Holder created by the provisions of this Section 13. Without limiting the foregoing, until the Payment In Full of the Senior Debt, the Holder will not assert, collect or enforce the Subordinated Debt or any part thereof or take any action to foreclose or realize upon the Subordinated Debt or any part thereof or enforce any of the Subordinated Documents except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation. Until the Payment In Full of the Senior Debt, the Holder shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever relating to the Subordinated Debt from any assets of the Company or any guarantor of or provider of collateral security for the Senior Debt. The Holder further waives any and all rights with respect to marshalling.

     (e) Until the Payment In Full of the Senior Debt, the Holder will hold in trust and immediately pay over to the Senior Creditor, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt any cash amount that the Company pays to the Holder with respect to the Subordinated Debt, or as collateral for the Senior Debt any other assets of the Company that the Holder may receive with respect to the Subordinated Debt.

     (f) If the Holder, in contravention of the terms of this Section 13, shall commence, prosecute or participate in any suit, action or proceeding against the Company, then the Company may interpose as a defense or plea the provisions of this Section 13, and the Senior Creditor may intervene and interpose such defense or plea in its name or in the name of the Company. If the Holder, in contravention of the terms of the provisions of this Section 13, shall attempt to collect any of the Subordinated Debt or enforce any of the Subordinated Documents, then the Senior Creditor or the Company may, by virtue of the provisions of this Section 13, restrain the enforcement thereof in the name of the Senior Creditor or in the name of the Company. If the Holder, in contravention of the terms of this Section 13, obtains any cash or other assets of the Company in respect of the Subordinated Debt as a result of any administrative, legal or equitable actions, or otherwise, the Holder agrees forthwith to pay, deliver and assign to the Senior Creditor, with appropriate endorsements, any such cash for application to the Senior Debt and any such other assets as collateral for the Senior Debt.

     (g) Until the Payment In Full of the Senior Debt, the Holder will not, with respect to any claim it may have in respect of its Subordinated Debt, commence or join with any other creditor or creditors in commencing any Insolvency Proceeding against the Company. At any meeting of creditors of the Company or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Company or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Company for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise (collectively, an “Insolvency Proceeding”), the Senior Creditor is hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect any cash or other assets of the Company distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to or to hold such other assets or securities as collateral for the Senior Debt, and to apply to the Senior Debt any cash proceeds of any realization upon such other assets or securities that the Senior Creditor in its discretion elects to effect, until the Payment In Full of all of the Senior Debt, rendering to the Holder any surplus to which the Holder is then entitled.

     (h) Notwithstanding the foregoing provisions of Section 13(g) herein above, the Holder shall be entitled to receive and retain any securities of the Company or any other corporation or other entity provided for by a plan of reorganization or readjustment (i) the payment of which securities is subordinate, at least to the extent provided in this Section 13 with respect to Subordinated Debt, to the payment of all Senior Debt under any such plan of reorganization or readjustment and (ii) all other terms of which are reasonably acceptable to the Senior Creditor.

     (i) At any such meeting of creditors or in the event of any such Insolvency Proceeding, the Holder shall retain the right to vote and otherwise act with respect to the Subordinated Debt (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that the Holder shall not vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any Senior Debt or any collateral therefor or guaranties thereof, (ii) the relative rights and duties of any holders of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any of such collateral or guaranties, or (iii) the Holder's obligations and agreements set forth in this Section 13.

     (j) The Holder agrees, with respect to the Senior Debt and any and all collateral therefor or guaranties thereof, that the Company and the Senior Creditor may agree to increase the amount of the Senior Debt or otherwise modify the terms of any of the Senior Debt, and the Senior Creditor may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Company and all other persons, in each case without the consent of the Holder or the Company and without affecting the agreements of the Holder or the Company contained in this Section 13; provided, however, that nothing contained in this Section 13(j) shall constitute a waiver of the right of the Company itself to agree or consent to a settlement or compromise of a claim which the Senior Creditor may have against the Company.

     (k) The Holder will not, at any time while the provisions of this Section 13 are in effect, modify any of the terms of any of the Subordinated Debt or any of the Subordinated Documents nor will the Holder sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any person.

     (l) Nothing contained in this Section 13 shall impair, as between the Company and the Holder, the obligation of the Company to pay to the Holder all amounts payable in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Holder (except as expressly otherwise provided in Section 13(d) or Section 13(g)) from exercising all rights, powers and remedies otherwise permitted by the Subordinated Documents and by applicable law upon a default in the payment of the Subordinated Debt or under any Subordinated Document, all, however, subject to the rights of the Senior Creditor as set forth in this Section 13.

     (m) The provisions of this Section 13 shall continue in full force and effect, and the obligations and agreements of the Holder and the Company hereunder shall continue to be fully operative, until the Payment In Full of all of the Senior Debt and such full payment and satisfaction shall be final and not avoidable. To the extent that the Company or any guarantor of or provider of collateral for the Senior Debt makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from the Senior Creditor, an Event of Default (under and as defined in the Loan Agreement) shall be deemed to have existed and to be continuing under the Loan Agreement from the date of the Senior Creditor’s initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to the Senior Creditor. During any continuance of any such Event of Default, the provisions of this Section 13 shall be in full force and effect with respect to the Subordinated Debt. To the extent that the Holder has received any payments with respect to the Subordinated Debt subsequent to the date of the Senior Creditor’s initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, the Holder shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Senior Creditor, and the Holder hereby agrees to pay to the Senior Creditor, upon demand, the full amount so received by the Holder during such period of time to the extent necessary fully to restore to the Senior Creditor the amount of such Voided Payment. Upon the Payment In Full of all of the Senior Debt, which payment shall be final and not avoidable, the provisions of this Section 13 will automatically terminate without any additional action by any party hereto.

     14. Governing Law; Dispute Resolution. This Note shall be binding upon the Company and its successors, assigns and legal representatives. The validity, construction and interpretation of this Note will be governed, and construed in accordance with, the laws of the State of California. Any Dispute arising out of this Note by and between the Holder and the Company, shall be resolved in accordance with Section 9.6 (Arbitration) of the Merger Agreement.

[Signature Page Follows]

HOLDER	COMPANY

ACKNOWLEDGED AND	UNIFY CORPORATION
AGREED:

By:	By:
Name:	Name: Todd E. Wille
Title:	Title: Chief Executive Officer

Dated: June ___, 2010

[Signature Page to Subordinated Indemnity Note]